UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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MakeMusic, Inc.

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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
INTRODUCTION
OUTSTANDING SHARES AND VOTING RIGHTS
PRINCIPAL SHAREHOLDERS
MANAGEMENT SHAREHOLDINGS
ELECTION OF DIRECTORS
EXECUTIVE COMPENSATION
CERTAIN TRANSACTIONS AND BUSINESS RELATIONSHIPS
AUDIT COMMITTEE REPORT
RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
DELIVERY OF DOCUMENTS AND OTHER BUSINESS
SHAREHOLDER PROPOSALS

MAKEMUSIC, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

     The Annual Meeting of Shareholders of MakeMusic, Inc. will be held on Wednesday, August 25, 2010, at 3:30 p.m. (Minneapolis time), at the offices of Fredrikson & Byron, P.A., 200 South Sixth Street, Suite 4000, Minneapolis, Minnesota, United States, for the following purposes:
1.	To elect directors to serve until the next Annual Meeting of Shareholders.

2.	To ratify the appointment of McGladrey & Pullen, LLP as our independent registered public accounting firm for the year ending December 31, 2010.

3.	To consider and act upon such other matters as may properly come before the meeting and any adjournments thereof.
     Only shareholders of record at the close of business on June 28, 2010 are entitled to notice of and to vote at the meeting or any adjournment thereof.
     Your vote is important. We ask that you complete, sign, date and return the enclosed proxy in the envelope provided for your convenience. The prompt return of proxies will save us the expense of further requests for proxies.
     Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders To Be Held on August 25, 2010: The proxy statement, proxy card, and Annual Report on Form 10-K are available at http://www.makemusicproxy.com.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Jeffrey A. Koch Jeffrey A. Koch Chairman of the Board
Minneapolis, Minnesota
August 6, 2010

MAKEMUSIC, INC.
Annual Meeting of Shareholders
August 25, 2010

PROXY STATEMENT

INTRODUCTION
     Your proxy is solicited by the Board of Directors of MakeMusic, Inc. (“MakeMusic”) for use at the Annual Meeting of Shareholders to be held on August 25, 2010 (the “Annual Meeting”), at the location and for the purposes set forth in the Notice of Meeting, and at any adjournment thereof.
     The cost of soliciting proxies, including the preparation, assembly and mailing of the proxies and soliciting material, as well as the cost of forwarding such material to beneficial owners of stock, will be borne by us. Our directors, officers and regular employees may, without compensation other than their regular remuneration, solicit proxies personally or by telephone.
     You may vote your shares by telephone, Internet, or mail by following the instructions on the enclosed proxy card. If your shares are held in “street name,” you must instruct the record holder of your shares in order to vote.
     Any shareholder giving a proxy may revoke it at any time prior to its use at the meeting by giving written notice of such revocation to the Secretary of MakeMusic. Proxies not revoked will be voted in accordance with the choice specified by shareholders by means of the ballot provided on the proxy for that purpose. Proxies which are signed but which lack any such specification will, subject to the following, be voted in favor of the number and slate of directors proposed by the Board of Directors and listed herein and in favor of the other proposals set forth in the Notice of Meeting. If a shareholder abstains from voting as to any matter, then the shares held by such shareholder shall be deemed present at the meeting for purposes of determining a quorum and for purposes of calculating the vote with respect to such matter, but shall not be deemed to have been voted in favor of such matter. Abstentions, therefore, as to any proposal other than the election of directors will have the same effect as votes against such proposal.
     Shares that are held by stock brokers in “street name” may be voted by the stock broker on “routine” matters, such as ratification of our independent registered public accounting firm. If a broker does not receive voting instructions from the beneficial owner on the ratification of our independent registered public accounting firm, the broker will be permitted to vote the shares in favor of such proposal in accordance with the Board’s recommendation. To vote on “non-routine” matters, the stock broker must obtain shareholder direction. When the stock broker does not vote the shares, the stock broker’s abstention is referred to as a “broker non-vote.” Pursuant to recent amendments to the New York Stock Exchange (“NYSE”) rules, beginning this year brokers will not have discretion to vote shares on the election of directors. This NYSE rule governs all brokers. Consequently, this amendment affects all public companies that have shares held in “street name,” not just NYSE-listed companies. Accordingly, if your shares are held in street name and you do not submit voting instructions to your broker, your shares will not be counted in determining the outcome of the election of the director nominees at the Annual Meeting. Broker non-votes will be considered present for quorum purposes at the Annual Meeting. Broker non-votes in connection with the election of directors are not deemed “entitled to vote,” and, since directors are elected by a plurality of the votes present and entitled to vote, will have no effect on the election. For all other business matters that could be properly brought before the Annual Meeting, the affirmative vote of a majority of the shares of our common stock present in person or by proxy and entitled to vote on the subject matter is required to pass the proposal, provided that such majority must be greater than 25% of our outstanding shares. Broker non-votes will not be counted in determining the number of shares entitled to vote on the subject matter of non-routine matters, if any, and, therefore, will have no effect on the outcome of such matters at the Annual Meeting.

     The mailing address of our principal executive office is 7615 Golden Triangle Drive, Suite M, Eden Prairie, Minnesota, 55344-3848, United States. You may contact our offices at 952-937-9611 if you need directions or for any other inquiries regarding the Annual Meeting. We expect that this Proxy Statement, the related proxy and Notice of Meeting will first be mailed to shareholders on or about August 6, 2010.
     Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders To Be Held on August 25, 2010: The proxy statement, proxy card, and Annual Report on Form 10-K are available at http://www.makemusicproxy.com.
OUTSTANDING SHARES AND VOTING RIGHTS
     Our Board of Directors has fixed June 28, 2010 as the record date for determining shareholders entitled to vote at the Annual Meeting. Persons who were not shareholders on such date will not be allowed to vote at the Annual Meeting. At the close of business on June 28, 2010, there were 4,825,303 shares of our Common Stock issued and outstanding. The Common Stock is our only outstanding class of capital stock entitled to vote at the meeting. Each share of Common Stock is entitled to one vote on each matter to be voted upon at the meeting. Holders of Common Stock are not entitled to cumulative voting rights.
PRINCIPAL SHAREHOLDERS
     The following table provides information concerning persons known to us to be the beneficial owners of more than 5% of our outstanding Common Stock as of June 28, 2010. Unless otherwise indicated, the shareholders listed in the table have sole voting and investment powers with respect to the shares indicated.

Name and Address	Number of Shares	Percent
of Beneficial Owner	Beneficially Owned	of Class
LaunchEquity Acquisition Partners, LLC	1,362,829 (1)	28.2%
14850 N. Scottsdale Rd., Suite 385
Scottsdale, AZ 85254

(1)	Represents shares held by LaunchEquity Acquisition Partners, LLC — Designated Series Education Partners, a designated series of a Delaware series limited liability company (“LEAP”), as set forth in the most recent Schedule 13D/A filed by LaunchEquity Partners, LLC with the Securities and Exchange Commission on March 5, 2010. LEAP is solely managed by LaunchEquity Partners, LLC, an Arizona limited liability company, the managing members of which are Andrew C. Stephens and Jane Kim. LaunchEquity Partners, LLC and its managing members, have voting and dispositive power over all the shares held by LEAP.
MANAGEMENT SHAREHOLDINGS
     The following table sets forth the number of shares of Common Stock beneficially owned as of June 28, 2010, by each executive officer of MakeMusic named in the Summary Compensation Table on page 16 (who in this proxy statement are together referred to as “Named Executive Officers”), by each current director and nominee for director and by all directors and executive officers as a group. Unless otherwise indicated, the shareholders listed in the table have sole voting and investment powers with respect to the shares indicated.

Name of Beneficial	Number of Shares		Percent
Owner or Identity of Group	Beneficially Owned		of Class(1)
Ronald B. Raup	158,753	(2)	3.2%
Karen L. VanDerBosch	71,782	(3)	1.5%
Jeffrey A. Koch	64,919	(4)	1.4%
Michael E. Cahr	33,709	(5)	*
Trevor A. D’Souza	0		*
Keith A. Fenhaus	13,664	(6)	*
Robert B. Morrison	12,331	(6)	*
Graham Richmond	16,331	(6)	*

Name of Beneficial	Number of Shares		Percent
Owner or Identity of Group	Beneficially Owned		of Class(1)
Michael Skinner	14,331	(6)	*
Andrew C. Stephens	1,362,829	(7)	28.2%
All current executive officers and directors as a group (10 persons)	1,748,649	(8)	34.6%

*	Less than 1%

(1)	Based on 4,825,303 shares of Common Stock issued and outstanding as of June 28, 2010. Shares not outstanding but deemed beneficially owned by virtue of the right of a person to acquire them as of June 28, 2010, or within sixty days of such date, are treated as outstanding only when determining the percent owned by such individual and when determining the percent owned by a group.

(2)	Includes 39,101 shares which are owned outright and 119,652 shares that may be purchased upon exercise of options that are exercisable as of June 28, 2010 or within 60 days of such date.

(3)	Includes 20,460 shares which are owned outright and 51,322 shares that may be purchased upon exercise of options that are exercisable as of June 28, 2010 or within 60 days of such date.

(4)	Represents shares held by The Koch Family Trust (the “Trust”). Mr. Koch is trustee of the Trust and thus has voting and dispositive power over all the shares held by the Trust. Mr. Koch disclaims beneficial ownership of the shares in the Trust except to the extent of his pecuniary interest therein.

(5)	Includes 27,378 shares which are owned outright and 6,331 shares that may be purchased upon exercise of options that are exercisable as of June 28, 2010 or within 60 days of such date.

(6)	Represents shares that may be purchased upon exercise of options that are exercisable as of June 28, 2010 or within 60 days of such date.

(7)	Represents 1,362,829 shares held by LaunchEquity Acquisition Partners, LLC — Designated Series Education Partners. Mr. Stephens has shared voting and investment power with respect to such shares. See footnote (1) to preceding table.

(8)	Includes 233,962 shares that may be purchased by all officers and directors as a group upon exercise of options exercisable as of June 28, 2010 or within 60 days of such date.
ELECTION OF DIRECTORS
(Proposal #1)
General Information
     Our Bylaws provide that the number of directors, which shall not be less than one, shall be determined by the Board of Directors or by the shareholders. Pursuant to a recommendation by the Governance Committee, the Board of Directors determined that the number of directors be set at nine and that nine directors be elected at the Annual Meeting. All of the nominees are current members of the Board of Directors. Under applicable Minnesota law, the election of directors requires the affirmative vote of the holders of a plurality of the voting power of the shares represented in person or by proxy at the Annual Meeting with authority to vote on such matter.
     In the absence of other instructions, each proxy will be voted for each of the nominees listed below. If elected, each nominee will serve until the next annual meeting of shareholders or until his successor shall be elected and qualified. If, prior to the meeting, it should become known that any of the nominees will be unwilling or unable to serve as a director after the meeting by reason of resignation, death, incapacity or other unexpected occurrence, the proxies will be voted for such substitute nominee as is determined by the Governance Committee, or, alternatively, not voted for any nominee. The Board of Directors has no reason to believe that any nominee will withdraw or be unable to serve.
     The names and ages of all of our director nominees and the positions held by each with MakeMusic are as follows:

Name	Age	Position
Jeffrey A. Koch	46	Chairman of the Board
Ronald B. Raup	59	Chief Executive Officer and Director
Michael E. Cahr	70	Director
Trevor A. D’Souza	45	Director
Keith A. Fenhaus(1)	53	Director,

Name	Age	Position
Robert B. Morrison	48	Director
Graham Richmond	37	Director
Michael Skinner	59	Director
Andrew C. Stephens	46	Director

(1)	The Board of Directors has determined that Keith A. Fenhaus qualifies as an “audit committee financial expert” under the applicable federal securities laws.
Current committee membership is as follows:

Audit Committee	Compensation Committee	Governance Committee
Keith A. Fenhaus, Chair	Michael Skinner, Chair	Graham Richmond, Chair
Michael E. Cahr	Michael E. Cahr	Robert B. Morrison
Trevor A. D’Souza	Jeffrey A. Koch	Trevor A. D’Souza
     Jeffrey A. Koch joined MakeMusic as a director on July 20, 2006, and was elected the Chairman of the Board on October 19, 2006. Mr. Koch serves on the Compensation Committee. Mr. Koch is currently employed as a corporate bond trader with Agency Trading Group, Inc. From 2005 to 2009, Mr. Koch was the Chief Executive Officer of LaunchEquity Partners, LLC, a firm that specializes in investing in early stage companies with high growth potential in both the public and private markets. Mr. Koch is serving as a representative of LaunchEquity in connection with an agreement dated March 2, 2010 among MakeMusic, LaunchEquity Partners, LLC and LaunchEquity Acquisition Partners, LLC — Designated Series Education Partners, relating to MakeMusic’s Board composition and certain other matters (the “LaunchEquity Agreement”). Prior to founding LaunchEquity Partners, Mr. Koch was the co-head of the High Yield Bond business at Metropolitan West Asset Management from 2003 to 2004. From 1989 to 2002, Mr. Koch held the position of Portfolio Manager of various fixed income portfolios for Strong Capital Management, the most recent being the head of the High Yield Bond business from 1996 to 2002. Mr. Koch received a B.S. from the University of Minnesota, Morris in 1987 and an MBA from the John M. Olin School of Business at Washington University in St. Louis in 1989. Mr. Koch is a Chartered Financial Analyst. Among other attributes, skills, experiences and qualifications, the Board believes that Mr. Koch’s education and experience give him insight into investment industry trends and practices and an ability to understand generally accepted accounting principles, internal control procedures and analyze and evaluate financial statements, all of which allow him to make a valuable contribution as a MakeMusic director.
     Ronald B. Raup is our Chief Executive Officer, serving in that position since November 24, 2008. From December 6, 2007 to November 24, 2008, he served as co-Chief Executive Officer and has served as President, Chief Operating Officer and director since October 2006. Prior to that, Mr. Raup served as Chief Marketing Officer from September 2005 until October 2006, and as a member of our Board of Directors from September 2004 until September 2005. Mr. Raup has more than thirty years of experience in the music product industry. From 2003 through 2005, Mr. Raup served as Vice President-Piano Division of Brook Mays Music Company, the largest full-line music product retailer in the United States. In addition to his three-year term as Vice President, Mr. Raup also served as Chief Operating Officer for Brook Mays from 1999 through 2002. From 1995 to 1999, he was employed at MakeMusic as our President and Chief Operating Officer. Mr. Raup has also served as Senior Vice President of Marketing and Sales at Yamaha Corporation of America, the largest music products company in the world. He also served on Yamaha’s Board of Directors. Mr. Raup has served on various industry boards including NAMM, the International Music Products Association, American Music Conference, and the World Economic Summit. Among other attributes, skills, experiences and qualifications, the Board believes that it is beneficial for Mr. Raup to serve as a director of MakeMusic because his history with MakeMusic, his leadership experience in the music product industry and his relationships with music industry leaders uniquely qualify him to execute MakeMusic’s strategic direction.
     Michael E. Cahr was elected as a director on January 28, 2009 and is a member of the Audit Committee and the Compensation Committee. Mr. Cahr is a general partner at Focus Equity Partners, a private equity investment and management firm that acquires middle-market companies and assists them in reaching their performance potential. Mr. Cahr has more than 30 years of experience as a venture capitalist, CEO and director of public and private companies. From September 2004 to June 2006, Mr. Cahr served as CEO of one of Focus Equity’s investments, C&M Pharmacy, a Glenview, Illinois, specialty pharmacy company, and engineered the sale of the company to Walgreen Co. Currently, Mr. Cahr acts as board member and advisor to another Focus investment, Business Only Broadband (BOB), a premier provider of carrier-class, fixed wireless primary and co-primary data network solutions for the business sectors in Chicago and the New York metropolitan area. Prior to joining Focus, Mr. Cahr was president of Saxony Consultants, a provider of financial and marketing expertise, and from 1994 to 1999 served variously as president, CEO and chairman of publicly held Allscripts, Inc., the leading developer of hand-held devices that provide physicians with real-time access to health, drug and other critical medical information. Prior to Allscripts, Mr. Cahr was venture group manager for Allstate Venture Capital where he oversaw domestic and international investments in technology, healthcare services, biotech and medical services. Mr. Cahr serves as a director of Pacific Health Laboratories, a publicly-traded nutritional products firm that develops and commercializes functionally unique nutritional products, and of Metropolitan Health Networks, Inc., a provider services network that provides and arranges for medical care primarily to Medicare Advantage beneficiaries. Mr. Cahr was also a director of Lifecell Corporation from 1989 to 2007 where he served as the chairman of the audit committee. Among other attributes, skills, experiences and qualifications, the Board believes that it is beneficial for Mr. Cahr to serve as a director of MakeMusic because his private equity and micro-cap public company management and directorship experience is a valuable asset to the board structure.
     Trevor D’Souza joined the Board March 2, 2010, in connection with the LaunchEquity Agreement. Mr. D’Souza serves as a member of the Audit Committee and the Governance Committee. Since 2000, Mr. D’Souza has served as Managing Director of Mason Wells, where he is responsible for managing the venture investment activities of the firm. Through his role with Mason Wells, Mr. D’Souza has served as a director of a number of companies, including: Teramedica, Inc. (chairman, 2001-present), Zystor Therapeutics, Inc. (2004-present), Deltanoid Pharmaceuticals, Inc. (2002-present), OpGen, Inc. (2002-2009), NameProtect, Inc. (chairman, 2000-2007), and Dedicated Computing (2007-2009). Prior to joining Mason Wells, Mr. D’Souza served as the President and CEO of Pharmasoft North America, Inc. from 1997 to 1999, and as a Program Manager for Booz-Allen & Hamilton from 1994 to 1997. Mr. D’Souza earned a Masters Degree in Business Administration from George Washington University, and a Bachelor of Science in Engineering from the Catholic University of America. Among other attributes, skills, experiences and qualifications, the Board believes that it is beneficial for Mr. D’Souza to serve as a director of MakeMusic because he has significant board experience, particularly with respect to companies that are similar in size to MakeMusic, as well as valuable business and management expertise. The Board believes these experiences will allow Mr. D’Souza to understand issues that face MakeMusic, and to contribute to oversight of compliance with SEC and accounting rules.
     Keith A. Fenhaus was elected as a director on March 15, 2007. Mr. Fenhaus has served as the Audit Committee Chairman since the date of his appointment. Mr. Fenhaus was named lead independent director on January 28, 2008. Since 2002, Mr. Fenhaus has been President of Hallmark Insights, a wholly-owned subsidiary of Hallmark Cards, specializing in business incentive solutions. Mr. Fenhaus has previously served Hallmark Insights, where he has been employed since 1992, as Executive Vice President and Chief Financial Officer. Prior to joining Hallmark Insights, Mr. Fenhaus was the Chief Financial Officer of Sheffert & Wein. His previous positions included Senior Vice President, Finance, Community Financial Services at First Bank (now US Bank), and Vice President and Controller at Norwest Mortgage (now Wells Fargo Home Mortgage). Mr. Fenhaus has a bachelor of business administration degree from the University of Wisconsin. Among other attributes, skills, experiences and qualifications, the Board believes that it is beneficial for Mr. Fenhaus to serve as a director of MakeMusic because his business leadership experience allows him to understand the challenges and requirements applicable to a public company, particularly companies that are similar to MakeMusic in size and structure, and his education and financial industry experience give him an ability to understand generally accepted accounting principles and internal control procedures and analyze and evaluate financial statements.
     Robert B. Morrison was appointed to the Board of Directors on July 9, 2007. Mr. Morrison serves on the Governance Committee. Mr. Morrison is co-founder of Quadrant Arts Education Research, one of the nation’s leading research and market intelligence organizations focusing on music and arts education. Quadrant serves both the commercial and governmental sectors and has pioneered ground breaking research on the status and condition of arts education in the United States. Prior to founding Quadrant, Mr. Morrison was the founder and chairman emeritus of Music for All (MFA), a not-for-profit educational organization whose mission is expand access to music and arts education. Mr. Morrison also served as the Chief Executive Officer of the VH1 Save the Music Foundation, the national non-profit organization committed to restoring music education in America’s public schools. Mr. Morrison has also served as director of market development for NAMM, the international music products association, was an executive director of the American Music Conference (AMC), where he directed AMC’s media efforts, and was a Senior Executive with the Pearl Corporation. Mr. Morrison has received an honorary doctorate degree from the State University of New York, the Mr. Holland’s Opus Award from the National Academy of

Recording Arts and Science and the Life Achievement Award from the Music Distributors Association. Mr. Morrison has earned both an Emmy and Peabody Award for his work on behalf of music education. Mr. Morrison served as a member of the board of trustees for the Berklee College of Music in Boston and currently serves on several national music and arts education policy boards. Among other attributes, skills, experiences and qualifications, the Board believes that it is beneficial for Mr. Morrison to serve as a director of MakeMusic because his industry experience allows him to understand MakeMusic’s challenges, strategies and potential opportunities. He shares MakeMusic’s commitment to music education, and his extensive connections in the education market segments and music products industry all contribute to Mr. Morrison’s ability to help challenge and guide MakeMusic’s long-term strategies.
     Graham Richmond was elected to the Board of Directors on July 25, 2006. Mr. Richmond is Chairman of the Governance Committee. Mr. Richmond is the Chief Executive Officer and co-founder of Clear Admit, LLC, an educational counseling company focused on management education. Prior to launching Clear Admit at the end of 2001, Mr. Richmond worked as an admissions counselor and technology consultant for the Wharton School at the University of Pennsylvania. Mr. Richmond’s career also includes a position as Vice President of Marketing and Operations at MCS Multi-App, an educational technology company that served the leading law and business schools with software applications in the 1990s. Beyond his professional career, Mr. Richmond has pursued his passion for music as a classical and jazz flautist and singer/songwriter/guitarist. He holds an undergraduate degree in art history from Swarthmore College and an MBA in entrepreneurial management from the Wharton School at the University of Pennsylvania. Among other attributes, skills, experiences and qualifications, the Board believes that it is beneficial for Mr. Richmond to serve as a director of MakeMusic because his business leadership experience and education allow him to understand MakeMusic’s challenges and strategies, and his knowledge of e-commerce marketing strategies complement MakeMusic’s strategy and products.
     Michael Skinner was appointed to the Board of Directors on November 20, 2006, and is Chairman of the Compensation Committee. Mr. Skinner is a summa cum laude graduate of Berklee College of Music with a bachelor’s degree in music education. He received his master’s degree in music composition from the University of Miami. Mr. Skinner has worked as a composer, arranger, clinician, and performer, as well as a music educator, having taught elementary through high school music. In 1986, Mr. Skinner became the national clinician for Vandoren and a Yamaha performing artist. He later became marketing manager for J. D’Addario & Co., marketing Vandoren products as well as J. D’Addario education products. From 1991-2001, Mr. Skinner served as the marketing manager for education products for the Band & Orchestral Division, Yamaha Corporation of America. During his tenure at Yamaha Mr. Skinner managed the technology driven education system called Music In Education ™, a software and hardware based keyboard system integrating curriculum and assessment into a keyboard lab. In July of 2001, he returned to J. D’Addario & Co. as Director of Marketing for Band & Orchestra products. In July 2004, Mr. Skinner formed DANSR and became the sole U.S. importer of Vandoren Products. Today, he remains the President of DANSR. Among other attributes, skills, experiences and qualifications, the Board believes that it is beneficial for Mr. Skinner to serve as a director of MakeMusic because his extensive experience in marketing to music educators and music product retailers allow him to understand MakeMusic’s opportunities and challenges and make strategic contributions.
     Andrew C. Stephens joined the Board March 2, 2010, in connection with the LaunchEquity Agreement. Mr. Stephens is a partner and Managing Director of Artisan Partners, LP, an investment management firm. Mr. Stephens is responsible for the firm’s U.S. growth strategies. He joined Artisan in 1997. Prior to joining Artisan Partners, Mr. Stephens was co-manager of the Strong Asset Allocation Fund at Strong Capital Management from 1993 to 1997. In addition, Mr. Stephens was a Senior Research Analyst for the Strong Common Stock Fund and the Strong Opportunity Fund. He began his career at Strong Capital Management in 1986 and joined the investment department there in 1990. Mr. Stephens holds a bachelor of science degree from the University of Wisconsin—Madison. Among other attributes, skills, experiences and qualifications, the Board believes that Mr. Stephens’s extensive insight into investment industry trends and practices, along with his significant financial expertise, including his ability to understand generally accepted accounting principles and evaluate financial statements, will allow him to make a valuable contribution as a MakeMusic director.

Corporate Governance
Independence
     The Board has determined that a majority of its members are currently, and were at all times during the year ended December 31, 2009, “independent” as defined by the Nasdaq Listing Rules. The Board considers in its evaluation of independence any related-party transactions that currently exist or have occurred during the timeframes specified by Nasdaq Listing Rule 5605(a)(2), and the Board’s determination is based on its belief that none of the independent directors have any relationships that, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The current independent directors are Michael Cahr, Trevor D’Souza, Keith Fenhaus, Jeffrey Koch, Robert Morrison, Graham Richmond, Michael Skinner and Andrew Stephens. In determining the independence of Mr. Morrison and Mr. Koch, the board has considered the paid consulting services that Mr. Koch provided through April 2009 and that Mr. Morrison may from time to time provide. In determining the independence of Mr. D’Souza, Mr. Koch and Mr. Stephens, the Board considered that the directors were appointed pursuant to an agreement among MakeMusic, LaunchEquity Partners, LLC and LaunchEquity Acquisition Partners, LLC — Designated Series Education Partners, which entities control approximately 28% of MakeMusic’s outstanding shares of common stock. Mr. Raup is precluded from being considered independent since he currently serves as an executive officer of MakeMusic.
The Board’s Role in Risk Oversight
     It is management’s duty to manage risk and bring to the Board’s attention the most material risks MakeMusic faces. The Board of Directors is responsible for assessing major risks that face MakeMusic and reviewing options to mitigate such risks, as well as for developing and monitoring processes that are in place to maintain the integrity of MakeMusic, including those established to report and monitor systems for material risks applicable to MakeMusic.
     The Audit Committee provides oversight of management with respect to enterprise-wide risk management, which focuses primarily on risks relating to MakeMusic’s ability to maintain appropriate levels of credit and insurance coverage, and legal, financial and accounting, and compliance risks, including internal controls over financial reporting.
     The Compensation Committee oversees MakeMusic’s philosophy of compensation, considering the relationship between MakeMusic’s strategic and operating plans and its compensation plans, and setting performance objectives for executives. In doing so, the Compensation Committee considers risks relating to the design and implementation of compensation programs and arrangements, such as whether incentive compensation encourages excessive risk-taking by executives or employees and whether compensation programs are adequate to attract and retain employees responsible for MakeMusic’s success. The Compensation Committee believes that MakeMusic’s compensation program, including but not limited to incentive compensation plans for executives, are designed with the appropriate balance of risk and reward. With regard to incentive compensation available to our executives, performance objectives and the amount of incentive compensation available are established within parameters that do not encourage the executive to take excessive risks. In addition, executive compensation includes an equity component to incentivize long-term success.
     The full Board considers strategic risks and opportunities and regularly receives detailed reports from management and the committees, with respect to each committee’s area of responsibility for risk oversight.
Board Leadership Structure
     We separate the roles of Chief Executive Officer and Chairman of the Board in recognition of the differences between the two roles. The CEO is responsible for setting the strategic direction for MakeMusic and the day to day leadership and performance of MakeMusic, whereas the Chairman of the Board provides guidance to the CEO and sets the agenda for Board meetings and presides over meetings of the full Board and executive sessions of the independent directors.

Code of Ethics and Business Conduct
     The Board has adopted a Code of Ethics and Business Conduct (“Code of Ethics”) that applies to all of our employees, directors, and officers, including our principal executive officer, principal financial officer, and controller. The Code of Ethics addresses such topics as protection and proper use of our assets, compliance with applicable laws and regulations, accuracy and preservation of records, accounting and financial reporting, conflicts of interest, and insider trading. The Code of Ethics is available in print, free of charge to any shareholder who sends a request for a paper copy to MakeMusic, Inc., Attn: Investor Relations, 7615 Golden Triangle Drive, Suite M, Eden Prairie, Minnesota 55344-3848. MakeMusic intends to include on its website, within the time period required by form 8-K, any amendment to, or waiver from, a provision of its Code of Ethics that applies to our principal executive officer, principal financial officer, and controller that relates to any element of the code of ethics definition enumerated in Item 406(b) of Regulation S-K.
Communications with the Board of Directors
     Shareholders may communicate directly with the Board of Directors. All communications should be directed to MakeMusic, Inc., Attn: Investor Relations, 7615 Golden Triangle Drive, Suite M, Eden Prairie, Minnesota 55344-3848, and should prominently indicate on the outside of the envelope that it is intended for the Board of Directors or for non-management directors. If no director is specified, the communication will be forwarded to the entire Board.
Director Attendance at Annual Meeting
     Directors’ attendance at annual meetings can provide shareholders with an opportunity to communicate with directors about issues affecting MakeMusic. Directors are encouraged to attend each annual meeting of shareholders. Four of our directors attended the 2009 annual meeting of shareholders.
Committee and Board Meetings
     In accordance with Item 407 of Regulation S-K and Nasdaq Listing Rule 5605 our Board of Directors has standing Audit, Governance and Compensation Committees. Pursuant to the respective committee charters, each committee is comprised only of independent directors, as defined under Nasdaq Listing Rule 5605(a)(2) and, with respect to members of the Audit Committee, Nasdaq Listing Rule 5605(c)(2) and Rule 10A-3(b)(i) of the Securities Exchange Act of 1934. Members of such committees meet formally and informally from time to time throughout the year on committee matters.
     The directors and committee members often communicate informally to discuss the affairs of MakeMusic and, when appropriate, take formal Board and/or committee action by unanimous written consent of all directors or committee members, in accordance with Minnesota law, rather than hold formal meetings. During fiscal 2009, the Board of Directors held five formal meetings. No incumbent director attended less than 75% of the aggregate of all Board of Directors meetings and all meetings held by any committee of the Board of Directors on which he served.
     Executive Sessions
     The independent directors hold regularly scheduled executive sessions, generally in conjunction with regularly scheduled board meetings.
     Audit Committee
     The Audit Committee consists of independent directors Keith Fenhaus (Chair), Michael Cahr, and Trevor D’Souza. Mr. Fenhaus joined the Audit Committee and was appointed chairman when he was elected as a director in March 2007. Mr. Cahr joined the Audit Committee when he was elected as a director in January 2009. Mr. D’Souza joined the Audit Committee when he was elected to the Board in March 2010. The Audit Committee is responsible for reviewing our internal control procedures, reviewing with management and MakeMusic’s independent registered public accounting firm the quarterly and annual financial statements of MakeMusic, engaging and evaluating the performance of our independent registered public accounting firm and reviewing with our independent registered public accounting firm the results of the annual audit. The Audit Committee met four times during fiscal 2009 and our independent registered public accounting firm participated in all of these meetings. The Audit Committee took written action in lieu of a meeting one time during fiscal 2009. A current copy of the Audit Committee charter is available on our website at www.makemusic.com/investor relations.aspx.
     The Board has determined that Keith Fenhaus is the “audit committee financial expert” as defined by Item 407(d)(5) of Regulation S-K under the Securities Act of 1933. The designation of Mr. Fenhaus as the audit committee financial expert does not impose on Mr. Fenhaus any duties, obligations or liability that are greater than the duties, obligations and liability imposed on Mr. Fenhaus as a member of the Audit Committee and the Board of Directors in the absence of such designation or identification.
     Compensation Committee
     The Compensation Committee consists of independent directors Michael Skinner (Chair), who was appointed to the committee in July 2007, Michael Cahr, who joined the committee when he was elected as a director in January 2009, and Jeffrey Koch, who joined the committee in March 2010. The Compensation Committee met one time and took written action in lieu of a meeting four times during fiscal 2009. A current copy of the Compensation Committee charter is available on our website at www.makemusic.com/investor_relations.aspx.
     The Compensation Committee of our Board of Directors directs the design of, and oversees, our executive compensation program. The Compensation Committee’s responsibilities include developing and periodically reviewing with management our philosophy of compensation; annually considering the relationship between MakeMusic’s strategic operating plans and compensation plans; periodically reviewing and advising the Board with respect to employee deferred compensation plans and benefit plans; and developing, recommending, reviewing and administering compensation plans for members of the Board of Directors. The Compensation Committee also has the authority to establish the salaries and incentive compensation to be paid to our executive officers and the Board of Directors and administers our 2003 Equity Incentive Plan. Our Chief Executive Officer and Chief Financial Officer discuss compensation proposals and make recommendations to the Compensation Committee. The Compensation Committee also has the authority to engage a compensation consultant; however, neither management nor the Compensation Committee did so in 2009. The Compensation Committee may delegate its responsibilities to subcommittees, as appropriate.
     Governance Committee
     The Governance Committee consists of independent directors Graham Richmond (Chair), who joined the committee when he was elected as director in July 2006, Robert Morrison, who was appointed to the committee when he joined the board in July 2007, and Trevor D’Souza, who joined the committee when he was elected to the board in March 2010. The Governance Committee met two times and took written action in lieu of a meeting one time during fiscal 2009. A current copy of the Governance Committee charter is available on our website at www.makemusic.com/investor_relations.aspx.
     The Governance Committee recommends to our Board of Directors director candidates who will carry out policies and processes designed to provide for the effective and efficient governance of MakeMusic. Pursuant to our Governance Committee’s Policies for Director Nominations and Shareholder Proposals (the “Policies”), the Governance Committee will consider candidates for director nominees recommended by shareholders, directors, third-party search firms, and other sources. In evaluating director nominees, the Governance Committee considers the following factors and qualifications:
•	the appropriate size and the diversity of our Board of Directors;

•	the needs of the Board with respect to the particular talents and experience of its directors;

•	the knowledge, skills and experience of nominees, including experience in the industry in which MakeMusic operates, as well as in the general areas of business, finance, management and public service, in light of prevailing business conditions and the knowledge, skills, and experience already possessed by other members of the Board;

•	familiarity with domestic and international business matters;

•	legal and regulatory requirements;

•	experience with accounting rules and practices;

•	the independence standards established by the Board and the presence of any material interests that could cause a conflict between MakeMusic’s interests and the interests of the nominee;

•	the nominee’s willingness to adhere to MakeMusic’s Code of Ethics and Business Conduct;

•	the nominee’s ability to exercise his or her best business judgment in the interest of all shareholders;

•	the nominee’s ability to devote substantial time to the business of the Board and at least one standing committee;

•	appreciation of the relationship of MakeMusic’s business to the changing needs of society; and

•	the desire to balance the considerable benefit of continuity with the periodic injection of the fresh perspective provided by new members.
     In addition, the Governance Committee believes that nominees should be able to read and understand basic financial statements, have familiarity with MakeMusic’s business and industry, have high moral character and mature judgment and be able to work collegially with others.
     The Policies include the diversity of the Board as a consideration for selecting nominees. The Policies do not restrict the criteria that the Board of Directors can consider when evaluating diversity. The Governance Committee typically considers diversity of experience, skill, geographic representation and background as factors in the selection of new director nominees, with the goal of assembling a board of directors with complementary skill sets and viewpoints. The Board has not adopted a standalone diversity policy. Potential nominees are not discriminated against on the basis of race, sex, religion, national origin, sexual orientation, disability or any other basis proscribed by law.
     A shareholder who wishes to recommend one or more directors must provide a written recommendation to MakeMusic at the address below, directed to the attention of Investor Relations, who will forward the proposals and recommendations to the Governance Committee for consideration. Notice of a recommendation must include the name and address of the shareholder making the recommendation and the class and number of shares such shareholder owns. With respect to the nominee, the shareholder should include the nominee’s name, age, business address, residence address, current principal occupation, five-year employment history with employer names, and a description of the employer’s business, the number of shares beneficially owned by the nominee, whether such nominee can read and understand basic financial statements and board memberships, if any. The shareholder should also include a description of the nominee’s experience and character traits that cause him or her to be suitable for Board membership, and, if desired, an explanation of why the shareholder believes that the nominee would make a meaningful contribution to the Board. The Governance Committee will consider the attributes of the candidates and the needs of our Board, and will review all candidates in the same manner, regardless of who referred the candidate to the committee.
     The recommendation must be accompanied by a written consent of the nominee to stand for election if nominated by the Board of Directors and to serve if elected by the shareholders. MakeMusic may require any nominee to furnish additional information that may be needed to determine the eligibility of the nominee.
MakeMusic, Inc.
Attn: Investor Relations
7615 Golden Triangle Drive, Suite M
Eden Prairie, MN 55344-3848
     In March 2010, the Governance Committee nominated Andrew C. Stephens and Trevor A. D’Souza to serve as members of the Board. Mr. Stephens and Mr. D’Souza, along with Jeffrey A. Koch, are serving as Board representatives of LaunchEquity in connection with an agreement dated March 2, 2010 among MakeMusic, LaunchEquity Partners, LLC and LaunchEquity Acquisition Partners, LLC — Designated Series Education Partners, relating to MakeMusic’s Board composition and certain other matters. Mr. Stephens and Mr. D’Souza were recommended to the Governance Committee by LaunchEquity Partners, LLC. LaunchEquity Partners, LLC is the sole manager of LaunchEquity Acquisition Partners, LLC, which holds 28.2% of the outstanding shares of MakeMusic’s Common Stock.

Director Compensation
          In 2009, each director was compensated in accordance with the MakeMusic, Inc. Board Compensation Plan adopted on February 15, 2007, amended on January 31, 2008 and further amended on January 28, 2009 (the “Board Compensation Plan”). Each non-employee director who was serving at the beginning of fiscal 2009 received $5,000 per calendar quarter for Board membership and $2,500 per calendar quarter for serving as the board or committee chairperson. Each eligible director also received an annual non-qualified stock option grant to purchase 4,000 shares of MakeMusic’s common stock, with an exercise price equal to the fair market value of common stock on the date of the grant. These options were granted to each of Keith Fenhaus, Bob Morrison, Graham Richmond, and Michael Skinner on January 2, 2009, at an exercise price of $2.51 per share, and to Michael Cahr on January 30, 2009, following his election to the Board, at an exercise price of $3.40 per share. An eligible director is defined as a non-employee member of the Board who is not (i) otherwise compensated by MakeMusic or (ii) a representative of a shareholder who beneficially owns 5% or more of our common stock. The options were issued under the 2003 Equity Incentive Plan, have a four-year term and vested ratably over twelve months. In the event a director’s service is terminated for any reason or if the director was no longer an eligible director, vesting of the option would have ceased with the director having the right to exercise any vested shares through the remaining term of the option.
          In accordance with the Board Compensation Plan, on January 4, 2010, the Board granted each of Keith Fenhaus, Bob Morrison, Graham Richmond, Michael Skinner, and Michael Cahr, who were MakeMusic’s eligible directors at that time, a four-year non-qualified option to purchase 4,000 shares at $4.58 per share, which option vests monthly between the date of grant and December 31, 2010. The remainder of the directors were not eligible to receive an option grant in 2010.

2009 Director Compensation Table
          The following table sets forth certain information regarding compensation paid to and earned by the non-employee directors who served on MakeMusic’s Board of Directors during the 2009 fiscal year.

					Change in Pension
					Value and
	Fees				Nonqualified
	Earned or			Non-Equity	Deferred
	Paid in	Stock	Option	Incentive Plan	Compensation	All Other
	Cash(1)	Awards	Awards(2)	Compensation	Earnings	Compensation	Total
Name	($)	($)	($)	($)	($)	($)	($)

Michael Cahr	$20,000		$5,363				$25,363

Keith Fenhaus	$30,000	—	$5,363	—	—	—	$35,363

Jeffrey Koch	—	—	—	—	—	$60,956	$60,956

Robert Morrison	$30,000	—	$5,363	—	—	—	$35,363

Graham Richmond	$30,000	—	$5,363	—	—	—	$35,363

Michael Skinner	$30,000	—	$5,363	—	—	—	$35,363

(1)	All directors received the amount of cash compensation to which they were entitled under the Board Compensation Plan, as described in the paragraphs directly preceding this Director Compensation Table in the section entitled “Director Compensation.” In lieu of director fees, Jeffrey Koch provided consulting services to MakeMusic during 2009 and was compensated in that capacity.

(2)	Represents the grant date fair value of options awarded during the fiscal year ended December 31, 2009, in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation — Stock Compensation. The assumptions used to determine the valuation of the awards are discussed in Note 5 to our consolidated financial statements, included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2009. At fiscal year end the aggregate number of option awards outstanding for each non-employee director then serving were as follows: Michael Cahr, 4,000; Keith Fenhaus, 11,333; Jeffrey Koch, 0; Robert Morrison, 10,000; Graham Richmond, 14,000; Michael Skinner, 12,000. Each eligible director also received a non-qualified option to purchase 4,000 shares of MakeMusic common stock in January 2010.

(3)	Jeffrey Koch was paid a fee for consulting services provided to MakeMusic through April 2009.
Vote Required; Recommendation.
          Election of each director requires the affirmative vote of a plurality of the voting power of the shares represented in person or by proxy at the Annual Meeting with authority to vote on such matter.
          THE BOARD RECOMMENDS THAT YOU VOTE “FOR” EACH OF THE NOMINEES TO THE BOARD OF DIRECTORS SET FORTH IN THIS PROPOSAL #1.
EXECUTIVE COMPENSATION
Overview
     The Compensation Committee views executive compensation as a total package that includes base salary, annual performance-based non-equity incentive plan awards, and long-term equity compensation in the form of stock options and restricted stock awards. MakeMusic does not currently provide a defined benefit pension plan, 401K match, or retiree health care.

Compensation Risk Assessment
          As discussed above under the subheading “The Board’s Role in Risk Oversight,” the Compensation Committee is responsible for considering risks relating to the design and implementation of compensation programs and arrangements, including our executive compensation programs. The Compensation Committee believes our employee compensation programs are designed with the appropriate balance of risk and reward in relation to our overall business strategy and do not incentivize executives or other employees to take unnecessary or excessive risks. As a result, we believe that risks arising from our employee compensation policies and practices are not reasonably likely to have a material adverse effect on MakeMusic.
Employment Agreements and Termination of Employment Agreements
          On May 8, 2009, we entered into an employment agreement with Ronald Raup, which replaced his previous employment agreement dated February 20, 2007 and amended October 27, 2008. Mr. Raup’s employment agreement provided that he would receive an initial annual base salary of $216,000 for service in 2009. In addition, Mr. Raup’s employment agreement provides that he may be eligible for equity and non-equity incentive compensation as determined by the Board of Directors or a committee. For 2009, Mr. Raup was eligible to receive a cash incentive award equal to 80% of his base salary and to receive a restricted stock incentive award equal to 80% of his salary, with actual compensation dependent upon achievement during 2009 of company financial objectives that were set by the Compensation Committee for the fiscal year. Mr. Raup is also eligible to receive certain other benefits that we make available to executive officers. Mr. Raup’s employment agreement has an indefinite term and is effective until Mr. Raup’s employment is terminated pursuant to the agreement. The agreement may be terminated by mutual agreement of the parties, by MakeMusic with or without cause, or by Mr. Raup. If we terminate Mr. Raup without cause, he would be entitled to receive monthly cash payments equal to his then-current base salary for one year and a pro-rated portion of any incentive compensation earned through the date of termination.
          On May 8, 2009, MakeMusic also entered into an employment agreement with Karen VanDerBosch, pursuant to which Ms. VanDerBosch was paid an annual base salary of $185,000 in 2009. In addition, Ms. VanDerBosch’s employment agreement provides that she may be eligible for non-equity incentive compensation as determined by the Board of Directors or a committee. For 2009, Ms. VanDerBosch was eligible to receive a cash incentive award equal to 60% of her base salary and to receive a restricted stock incentive award equal to 60% of her salary, with actual compensation dependent upon achievement during 2009 of company financial objectives that are set by the Compensation Committee for the fiscal year. Ms. VanDerBosch is also eligible to receive certain other benefits that we make available to executive officers. Ms. VanDerBosch’s employment agreement has an indefinite term and is effective until Ms. VanDerBosch’s employment is terminated pursuant to the agreement. The agreement may be terminated by mutual agreement of the parties, by MakeMusic with or without cause, or by Ms. VanDerBosch. If we terminate Ms. VanDerBosch without cause, she would be entitled to receive monthly cash payments equal to her then-current base salary for one year and a pro-rated portion of any incentive compensation earned through the date of termination.
Base Salaries
     In determining appropriate base salaries for executives in fiscal 2009, in addition to reviewing market data, the Compensation Committee considered:
•	the Chief Executive Officer’s recommendations as to compensation for the Chief Financial Officer;

•	the scope of responsibility, experience, time in position, and individual performance of each officer, including the Chief Executive Officer;

•	the effectiveness of each executive’s leadership performance and potential to enhance stockholders value; and

•	internal equity.
          The Compensation Committee’s analysis is a subjective process that utilizes no specific weighting or formula of the factors above in determining executives’ base salaries.
          Adjustments to base salaries are determined based on merit and market. This requires an evaluation of individual performance, competitive market levels and rates of increase, executive experience and internal equity, as well as our overall salary budget. Since annual performance-based incentives (as discussed below) are based on a percentage of base salary, base salary increases also have the effect of increasing the size of annual incentive opportunity.
          As previously disclosed on our Current Report on form 8-K filed March 1, 2010, effective January 1, 2010, the base salaries for our Chief Executive Officer and Chief Financial Officer are $222,480 and $190,550, respectively.
Executive Incentive Compensation
          In order to provide motivation to our Named Executive Officers (as defined below) and other key employees, we award performance-based compensation upon their achievement of goals that the Compensation Committee identifies on an annual basis. On March 2, 2009, the Compensation Committee of the Board of Directors adopted an Executive Incentive Compensation Plan (the “Executive Plan”). The Compensation Committee subsequently approved revisions to the Executive Plan on May 5, 2009. The Executive Plan was used to provide incentive compensation to our Named Executive Officers and other key employees in 2009 and is intended to be available for use in 2010 and future years. The Executive Plan is applicable to our Named Executive Officers and certain other key employees, as designated by the Compensation Committee. Participants have the potential to earn cash and restricted stock. In addition, the Compensation Committee may grant options to participants or other employees if certain performance levels are achieved. All equity awards made pursuant to the Executive Plan are be governed by our 2003 Equity Incentive Plan, or any amended version thereof.
          The amount of cash and the number of options and shares of restricted stock that were awarded to our Named Executive Officers in each of 2009 and 2008, and that may be awarded in 2010, are based on our achievement of Management Bonus Objectives (“MBOs”). When selecting the MBOs, the Compensation Committee considers our business plan, the individual skills and potential of the participants, targeted total compensation amounts based on publicly available market data, and recommendations from the Chief Executive Officer.
          The MBOs under the 2008 Executive Compensation Plan were based on achievement of quantifiable financial performance in accordance with the annual business plan and included return on assets, operating margin, product revenues and product subscriptions. For fiscal 2009, the Compensation Committee set the MBOs as free cash flow, operating margins, asset turns, Notation revenue, SmartMusic revenue and SmartMusic subscriptions, with a maximum of $172,800 cash and $172,800 worth of restricted stock for our Chief Executive Officer and a maximum of $111,000 cash and $111,000 worth of restricted stock for our Chief Financial Officer. As previously disclosed on our Current Report on form 8-K filed March 1, 2010, for fiscal 2010, the Compensation Committee has set the MBOs as free cash flow, operating margins, asset turns, Notation revenue, SmartMusic revenue and SmartMusic subscriptions, with a maximum of $177,984 cash and $177,984 worth of restricted stock for our Chief Executive Officer and a maximum of $114,331 cash and $114,331 worth of restricted stock for our Chief Financial Officer. These MBOs and target incentive compensation amounts reflect the Compensation Committee’s belief that annual incentives should be closely aligned with financial performance.
          The Compensation Committee evaluates MakeMusic’s performance after each completed fiscal year to determine the amount of cash and the number of shares of restricted stock each participant has earned.
Material Terms of Non-Equity Incentive Plan Awards
          The Named Executive Officers were not entitled to receive discretionary payments which would be characterized as “Bonus” payments for the fiscal years ended December 31, 2009 and December 31, 2008. Amounts listed for each of 2009 and 2008 in the Summary Compensation Table under the column entitled “Non-Equity Incentive Plan Compensation,” were approved by the Compensation Committee on February 23, 2010 and March 2, 2009, respectively. These payments are intended to compensate the executive officers for services rendered in fiscal 2009 and 2008, respectively.
          The Compensation Committee considers annual performance-based cash awards to be a motivational method for encouraging and rewarding individual performance that contributes to our overall company performance. Target performance-based compensation amounts are positioned to be competitive with market data and, for awards based on performance in fiscal year 2009, ranged as a percentage of salary from 60% to 80% for the Named Executive Officers, with an increasing scale if financial performance was exceeded. These amounts reflect the program’s objective to reward individual performance that contributes to our overall performance.

          As shown in the column entitled “Non-Equity Incentive Plan Compensation” of the Summary Compensation Table, actual cash incentive awards paid to our executive officers pursuant to MBOs ranged from 42% to 56% of base salary in fiscal 2009. The Compensation Committee did not waive or modify for any Named Executive Officer any of the specified performance targets, goals or conditions to payout for performance-based compensation that were in place during fiscal 2009.
Long-Term Incentive Compensation
          Our long-term incentive compensation in the form of stock option and restricted stock awards is designed to attract and retain key executives, build an integrated management team, reward innovation and performance, and share long-term successes. The intent is to align executive and shareholder interests, thereby increasing shareholder value.
          Based on the amounts of total compensation listed in the Summary Compensation Table, long-term variable compensation represented from 13.8% to 15.3% of total compensation for the Named Executive Officers in fiscal year 2009, which is consistent with the Compensation Committee’s overall compensation objectives.
Material Terms of Option Grants
          Prior to adoption of the Executive Plan, our practice was to occasionally grant executives options to purchase shares of MakeMusic common stock as a form of compensation at the time of hire or following performance evaluations. The grants were based on a subjective evaluation, in consideration of the executive’s prior performance, contributions to MakeMusic, level of responsibility, other compensation, ability to influence our long-term growth and profitability, and prior stock option grants. Under the Executive Plan, the Compensation Committee has authority to grant options to our Named Executive Officers and other employees when 80% of target performance is met or surpassed for all MBOs.
          We made two incentive stock option grants to Named Executive Officers in fiscal 2009. On January 8, 2009, we granted seven-year incentive stock options to Ronald Raup and Karen VanDerBosch. The options allow the executives to purchase 21,000 shares of common stock and 15,000 shares of common stock, respectively, with an exercise price of $3.50. The options vest ratably over 48 months, beginning January 31, 2009 and ceasing December 31, 2013.
          On February 1, 2010, we granted seven-year incentive stock options to Ronald Raup and Karen VanDerBosch in recognition of performance during the 2009 fiscal year. Because the options were granted in 2010, they are not reflected in the Summary Compensation Table. Mr. Raup and Ms. VanDerBosch both received an option to purchase 40,000 shares of common stock. The shares vest ratably over 48 months beginning February 28, 2010 and ceasing January 31, 2014. The options have an exercise price of $4.56.
          Option grants to executives are made under the 2003 Equity Incentive Plan and are subject to the terms of our form of incentive stock option agreement. The form of agreement provides that the exercise price of a grant is equal to the fair market value on the date of grant. The form of agreement also provides that if the executive leaves MakeMusic for any reason other than death, vesting immediately ceases and options expire in 90 days after the end of employment. In the event of the termination of an employee’s relationship with MakeMusic in connection with a change of control event, all unvested shares of stock subject to the option grant shall immediately vest. Incentive stock options typically vest over a four-year period.
Material Terms of Restricted Stock Awards
          We granted restricted stock awards in 2009, for performance in 2008. In March 2009, the Compensation Committee granted restricted stock awards in the amount of 7,189 shares to Ron Raup and 4,448 shares to Karen VanDerBosch. The restricted stock awards were granted to the Named Executive Officers under the 2008 Executive Compensation Plan, based on achievement in fiscal 2008 of MBOs for that year, and in lieu of restricted stock units in identical amounts to which they were originally entitled. Ron Raup was eligible for 20,539 restricted stock units (with a value of $160,000 based on the per share price of Company common stock on the date the 2008 Executive Compensation Plan was approved), and Karen VanDerBosch was eligible for 12,708 restricted stock units (with a value of $99,000 based on the per share price of our common stock on the date the restricted stock was granted).

          Under the Executive Plan and the 2009 MBOs, Ron Raup was eligible for 45,836 shares of restricted stock for performance in 2009 (with a value of $172,800, based on the average daily per share price of Company common stock between October 1, 2008 and December 31, 2008), and Karen VanDerBosch was eligible for 29,443 shares of restricted stock for performance in 2009 (with a value of $111,000, based on the average daily per share price of Company common stock between October 1, 2008 and December 31, 2008). On February 23, 2010 the Compensation Committee evaluated achievement of the MBOs in fiscal 2009 based on our audited financial statements. The Compensation Committee awarded 24,926 shares of restricted stock to Ron Raup and 16,012 shares of restricted stock to Karen VanDerBosch effective March 15, 2010. Because the awards were made in 2010, they are not reflected in the Summary Compensation Table.
          Restricted stock awards are made under our 2003 Equity Incentive Plan and are subject to the terms thereof and our form of restricted stock award agreement. The risks of forfeiture on the earned shares of restricted stock lapse immediately on the delivery date as to twenty-five percent of the award and in twenty-five percent increments during the following three years. If a participant voluntarily terminates employment without good reason or has been terminated by MakeMusic for cause, he or she will forfeit any portion of the award that remains restricted.
Summary Compensation Table
     The table below sets forth certain information regarding compensation paid during the last two fiscal years to MakeMusic’s Named Executive Officers. Named Executive Officers include persons serving as Chief Executive Officer during fiscal 2009; executive officers who were serving as of December 31, 2009, received total compensation in excess of $100,000 for fiscal 2009 and, excluding the Chief Executive Officer, were among our two most highly compensated individuals (the “Most Highly Compensated Officers”); and additional individuals who would have been included as the Most Highly Compensated Officers but for the fact they were not serving at the end of the year.

							Change in
							Pension Value
						Non-Equity	and
				Stock	Option	Incentive Plan	Nonqualified
			Bonus	Awards	Awards	Compensation	Deferred	All Other
		Salary	(1)	(2)	(2)	(1)	Compensation Earnings	Compensation	Total
Name and Principal Position	Year	($)	($)	($)	($)	($)	($)	($)	($)

Ronald B. Raup	2009	$216,000	—	$16,175	$45,039	$120,960	—	$1,000	$399,174
Chief Executive Officer	2008	$200,000	—	—	—	$56,000	—		$256,000

Karen L. VanDerBosch	2009	$185,000	—	$10,008	$32,170	$77,700	—	—	$304,878
Secretary, Treasurer and Chief Financial Officer	2008	$165,000	—	$8,663	$125,999	$34,650	—	—	$325,649

(1)	The “Bonus” column is used by us to include only discretionary bonus payments apart from our non-equity incentive compensation plans. Payments under such incentive plans, including payments for achieving certain financial performance goals, are set forth in the “Non-Equity Incentive Plan Compensation” column. Payments under the 2008 Executive Compensation Plan have been made in 2009 for services and performance during 2008, and payments under the Executive Incentive Compensation Plan have been made in 2010 for services and performance during 2009.

(2)	Represents the grant date fair value of options awarded during the fiscal years ended December 31, 2009 and December 31, 2008, in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation — Stock Compensation, for outstanding performance-based share or unit grants (“Stock Awards” column) and option awards (“Option Awards” column) under the 2003 Equity Incentive Plan, as amended with shareholder approval in 2006 and 2008 (the “2003 Plan”). The assumptions used to determine the valuation of the 2009 awards are discussed in Note 5 to our consolidated financial statements, included in our Annual Report on form 10-K for the fiscal year ended December 31, 2009. See the table entitled “Outstanding Equity Awards at 2009 Fiscal Year End” and the narrative discussion entitled “Material Terms of Option Grants” and “Material Terms of Restricted Stock Awards” for further information regarding option awards and stock awards. The assumptions used to determine the valuation of the 2008 awards are discussed in Note 5 to our consolidated financial statements, included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2008.

Outstanding Equity Awards at 2009 Fiscal Year End
          The following table sets forth information concerning unexercised options and unvested stock awards for each Named Executive Officer outstanding as of December 31, 2009.

Option Awards							Stock Awards
				Equity
				Incentive
				Plan
				Awards:				Market or
	Number of	Number of		Number of			Number of	Payout Value
	Securities	Securities		Securities			Shares or	of Shares or
	Underlying	Underlying		Underlying			Units of	Units of
	Unexercised	Unexercised		Unexercised	Option		Stock That	Stock That
	Options	Options		Unearned	Exercise	Option	Have Not	Have Not
	(#)	(#)		Options	Price	Expiration	Yet Vested	Vested
Name	Exercisable	Unexercisable		(#)	($)	Date	(#)	($)(9)
Ronald B. Raup	2,664	0	(1)	—	$4.90	2/1/2012	5,392 (7)	$22,215
	24,000	0	(1)	—	$3.75	9/15/2015
	63,750	21,500	(2)	—	$6.00	12/31/2010
	5,244	15,756	(3)	—	$3.50	1/7/2016
							3,336 (8)	$13,744
Karen L. VanDerBosch	23,125	6,875	(4)	—	$6.14	12/7/2013
	9,984	10,016	(5)	—	$10.15	1/2/2015
	3,744	11,256	(6)	—	$3.50	1/7/2016

(1)	Options are fully vested.

(2)	Options vest annually on December 31 for the first three years, and on the first day of each quarter during the fourth year.

(3)	Monthly vesting 437 options for 47 months and 461 for 1 month beginning January 31, 2009.

(4)	Monthly vesting 625 options for 48 months beginning December 31, 2006.

(5)	Monthly vesting 416 options for 47 months and 448 for 1 month beginning January 31, 2008.

(6)	Monthly vesting 312 options for 47 months and 336 for 1 month beginning January 31, 2009.

(7)	On March 2, 2009, Mr. Raup was awarded 7,189 shares of restricted stock under the 2008 Executive Compensation Plan for exceeding the target level of operating margins for the 2008 fiscal year. The risks of forfeiture lapse as to 25% of the award each year beginning on March 2, 2009, and ending on March 2, 2012, provided that Mr. Raup does not voluntarily terminate his employment without good reason and is not terminated for cause.

(8)	On March 2, 2009, Ms. VanDerBosch was awarded 4,448 shares of restricted stock under the 2008 Executive Compensation Plan for exceeding the target level of operating margins for the 2008 fiscal year. The risks of forfeiture lapse as to 25% of the award each year beginning on March 2, 2009, and ending on March 2, 2012, provided that Ms. VanDerBosch does not voluntarily terminate her employment without good reason and is not terminated for cause.

(9)	The amounts reflect the value based on the closing price of our Common Stock on December 31, 2009 of $4.12.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
          Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers, directors, and persons who own more than 10 percent of our Common Stock, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of MakeMusic. Officers, directors, and greater than 10% shareholders (“Insiders”) are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. To our knowledge, based on a review of the copies of such reports furnished to MakeMusic, during the fiscal year ended December 31, 2009 all Section 16(a) filing requirements applicable to Insiders were complied with, except for the following: Keith Fenhaus, Robert Morrison, Graham Richmond, and Michael Skinner each filed one late Form 4 on January 7, 2009 related to an option grant on January 2, 2009.
CERTAIN TRANSACTIONS AND BUSINESS RELATIONSHIPS
          There were no related party transactions in 2009 or 2008.
AUDIT COMMITTEE REPORT
          The Board of Directors maintains an Audit Committee comprised of three independent directors, including a “financial expert,” as defined by Item 407(a)(S) of Regulation S-K under the Securities Act of 1933. The Board of Directors and the Audit Committee believe that the Audit Committee’s current member composition satisfies the Nasdaq Listing Rule that governs audit committee composition, Rule 5605(c)(2), including the requirement that audit committee members satisfy the criteria set forth in Rule 10A-3(b)(1) of the Securities Exchange Act of 1934 and all be “independent directors” as that term is defined by Rule 5605(a)(2).
          In accordance with its written charter adopted by the Board of Directors, the Audit Committee assists the Board of Directors with fulfilling its oversight responsibility regarding the quality and integrity of the accounting, auditing, and financial reporting practices of MakeMusic. In discharging its oversight responsibilities regarding the audit process, the Audit Committee:
(1)	reviewed and discussed the audited financial statements with management;

(2)	discussed with the independent registered public accounting firm the material required to be discussed by Statement on Auditing Standards No. 61, as amended;

(3)	received the written disclosures and the letter from the independent accountant required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence, and has discussed with the independent accountant the independent accountant’s independence; and
          Based upon the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2009, as filed with the Securities and Exchange Commission.
Members of the Audit Committee:
Keith A. Fenhaus (Chair)
Michael E. Cahr
Trevor A. D’Souza

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
(Proposal #2)
General Information
          The Board of Directors recommends that the shareholders ratify the appointment of McGladrey & Pullen, LLP as the independent registered public accounting firm for MakeMusic for the year ending December 31, 2010. McGladrey & Pullen, LLP provided services in connection with the audit of our financial statements for the year ended December 31, 2009, assistance with our Annual Report submitted to the Securities and Exchange Commission on Form 10-K and filed with the Securities and Exchange Commission, and consultation on matters relating to accounting and financial reporting.
          The Board is submitting the appointment of McGladrey & Pullen LLP to our stockholders for ratification as a matter of good corporate governance. Even if the selection of McGladrey & Pullen LLP is ratified, the Audit Committee may change the appointment at any time during the year if it determines that a change would be in the best interest of the Company and its shareholders. The Audit Committee will consider the outcome of this vote in its decision to appoint an independent registered public accounting firm next year, but is not bound by the shareholders’ vote.
          A representative of McGladrey & Pullen, LLP is expected to be present at the Annual Meeting of Shareholders. Such representative will have an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.
Independent Registered Public Accounting Firm, Audit Fees
          The following table sets forth the approximate fees billed by McGladrey & Pullen, LLP or its affiliated entity, RSM McGladrey, Inc. for fiscal years 2008 and 2009:

	McGladrey & Pullen, LLP
	2008	2009
Audit Fees	$232,000	$202,000
Tax Fees	18,000	78,000

	$250,000	$280,000
          Audit fees are for professional services rendered for the audit of our annual financial statements and review of financial statements included in our Forms 10-K and 10-Q and attendance at Audit Committee meetings and review of documents filed with the SEC.
          Tax fees include fees for services provided in connection with preparation of federal and state tax returns and tax consulting projects.
          Our Audit Committee has considered whether provision of the above non-audit services is compatible with maintaining the independence of McGladrey & Pullen, LLP and has determined that such services are compatible with maintaining their independence.
Pre-Approval of Audit Fees
          The Audit Committee is responsible for pre-approving all audit and permitted non-audit services to be performed for MakeMusic by its independent auditors or any other auditing or accounting firm. Unless a particular service falls within specific parameters pre-approved by the Audit Committee, each service provided must be specifically pre-approved. Any proposed services that have been pre-approved by type but exceed pre-approved cost levels will also require specific pre-approval by the Audit Committee.
          Pursuant to its pre-approval policy, the Audit Committee has pre-approved certain non-audit services, including certain tax services. All of the non-audit services rendered by McGladrey & Pullen, LLP during 2009 were pre-approved.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF MCGLADREY & PULLEN, LLP AS MAKEMUSIC’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

DELIVERY OF DOCUMENTS AND OTHER BUSINESS
          MakeMusic does not mail a quarterly shareholder report to shareholders. All press releases are available on our website (including quarterly and annual results) at www.makemusic.com/press_releases.aspx, or by e-mail immediately after results are issued, if you send your e-mail address to investorrelations@makemusic.com. Forms 10-K and 10-Q are available on the SEC website at
www.sec.gov/cgi-bin/browse-edgar and on our website at www.makemusic.com/investor_relations.aspx under SEC EDGAR Filings. Any shareholder who wishes to receive these forms by mail can submit a request, along with their name and address, to MakeMusic at the address below.
MakeMusic, Inc.
Attn: Investor Relations
7615 Golden Triangle Drive, Suite M
Eden Prairie, MN 55344-3848
          Management knows of no other matters to be presented at the meeting. If any other matter properly comes before the meeting, the appointees named in the proxies will vote the proxies in accordance with their best judgment.
SHAREHOLDER PROPOSALS
          Any appropriate proposal submitted by a shareholder of MakeMusic and intended to be presented at the 2011 Annual Meeting of Shareholders must be received by us no later than April 1, 2011 to be considered for inclusion in our proxy statement and related proxy materials for the 2011 Annual Meeting.
          Also, MakeMusic’s bylaws provide that a stockholder must give timely advance notice in writing to the Secretary in order to bring business before an Annual Meeting, whether or not included in our proxy statement. To bring business before the 2011 Annual Meeting, a shareholder notice must be delivered to the address below no sooner than May 27, 2011, and no later than June 26, 2011.
MakeMusic, Inc.
Attn: Investor Relations
7615 Golden Triangle Drive, Suite M
Eden Prairie, MN 55344-3848

FORM 10-K
          A COPY OF OUR FORM 10-K ANNUAL REPORT FOR THE FISCAL YEAR ENDED DECEMBER 31, 2009 (WITHOUT EXHIBITS) ACCOMPANIES THIS NOTICE OF ANNUAL MEETING AND PROXY STATEMENT. NO PORTION OF SUCH REPORT IS INCORPORATED HEREIN AND NO PART THEREOF IS TO BE CONSIDERED PROXY SOLICITING MATERIAL. MAKEMUSIC WILL FURNISH TO ANY SHAREHOLDER, UPON WRITTEN REQUEST, ANY EXHIBIT DESCRIBED IN THE LIST ACCOMPANYING THE FORM 10-K, UPON THE PAYMENT, IN ADVANCE, OF REASONABLE FEES RELATED TO US FURNISHING SUCH EXHIBIT(S). ANY SUCH REQUESTS SHOULD INCLUDE A REPRESENTATION THAT THE SHAREHOLDER WAS THE BENEFICIAL OWNER OF SHARES OF MAKEMUSIC COMMON STOCK ON JUNE 28, 2010, THE RECORD DATE FOR THE 2010 ANNUAL MEETING, AND SHOULD BE DIRECTED TO MS. KAREN VANDERBOSCH, CHIEF FINANCIAL OFFICER, AT OUR PRINCIPAL ADDRESS.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Jeffrey A. Koch
Jeffrey A. Koch
Chairman of the Board
Minneapolis, Minnesota
August 6, 2010

MAKEMUSIC, INC.
ANNUAL MEETING OF STOCKHOLDERS
Wednesday, August 25, 2010
3:30 p.m.
Fredrikson & Byron
Suite 4000
200 South Sixth Street
Minneapolis, MN 55402

MakeMusic, Inc. 7615 Golden Triangle Drive, Suite M, Eden Prairie, Minnesota 55344	proxy

This proxy is solicited by the Board of Directors for use at the Annual Meeting on August 25, 2010.
The shares of stock you hold in your account will be voted as you specify on the reverse side.
If no choice is specified, the proxy will be voted “FOR” Items 1 and 2.
By signing the proxy, you revoke all prior proxies and appoint Ronald B. Raup and Karen L. VanDerBosch, and each of them, with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments.
See reverse for voting instructions.

Shareowner ServicesSM P.O. Box 64945 St. Paul, MN 55164-0945

  COMPANY #

     Vote by Internet, Telephone or Mail
          24 Hours a Day, 7 Days a Week
     Your phone or Internet vote authorizes the named
proxies to vote your shares in the same manner as if
     you marked, signed and returned your proxy card.
INTERNET – www.eproxy.com/mmus Use the Internet to vote your proxy until 6:00 p.m. (CT) on August 24, 2010.

PHONE – 1-800-560-1965 Use a touch-tone telephone to vote your proxy until 6:00 p.m. (CT) on August 24, 2010.

Mail – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.
If you vote your proxy by Internet or by Telephone, you
do NOT need to mail back your Voting Instruction Card.

TO VOTE BY MAIL AS THE BOARD OF DIRECTORS RECOMMENDS ON ALL ITEMS BELOW,
SIMPLY SIGN, DATE, AND RETURN THIS PROXY CARD.
ò Please detach here ò

The Board of Directors Recommends a Vote FOR Items 1 through 2.

1.	Election of directors:	01 Jeffrey A. Koch	06 Robert B. Morrison
		02 Ronald B. Raup	07 Graham Richmond
		03 Michael E. Cahr	08 Michael Skinner
		04 Trevor D’Souza	09 Andrew C. Stevens
05 Keith A. Fenhaus
(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)
2.	Ratify the appointment of McGladrey & Pullen, LLP as independent registered accounting firm for year ending December 31, 2010.

3.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

☐	Vote FOR	☐	Vote WITHHELD
	all nominees		from all nominees
(except as marked)

☐ For	☐ Against	☐ Abstain

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL.
Address Change? Mark Box ☐        Indicate changes below:
Date                                                              , 2010

Signature(s) in Box
Please sign exactly as your name(s) appears on proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.